CATALYST FUNDS

Amendment No. 17 to Agreement and Declaration of Trust

The undersigned secretary of Catalyst Funds (the “Trust”) hereby certifies that the following resolution was adopted by Board of Trustees at a Board meeting held on February 16, 2011:

Pursuant to Section 4.1 of the Agreement and Declaration of Trust of the Trust, the undersigned, being a majority of the trustees of the Trust, hereby amend in its entirety the first paragraph of Section 4.2 effective February 16, 2011, to read as follows:

Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the Trustees establish and designate the following Series of Shares of the Trust (each a “Series”) and as to each Series, the Trustees establish and designate Classes of Shares as indicated below:

Designated Series	Designated Classes for each Series
AmericaFirst Absolute Return Fund	Class A, U, and I
AmericaFirst Defensive Growth Fund	Class A, U, and I
AmericaFirst Income Trends Fund	Class A, U, and I
AmericaFirst Quantitative Strategies Fund	Class A and C
Camelot Premium Return Fund	Class A and C
Catalyst/Groesbeck Growth of Income Fund	Class A, C, and I
Catalyst/SMH High Income Fund	Class A and C
Catalyst/SMH Total Return Income Fund	Class A and C
Catalyst Rising Dividend Income Fund	Class A and C
Catalyst Value Fund	Class A, C, and I
Catalyst Strategic Value Fund	Class A and C
Compass EMP Alternative Strategies Fund	Class A, C, and T
Compass EMP Multi-Asset Balanced Fund	Class A, C, and T
Compass EMP Multi-Asset Growth Fund	Class A, C, and T
Day Hagan Tactical Allocation Fund of ETFs	Class A and C
Eventide Gilead Fund	Class A, C, Institutional, and Retail
Listed Private Equity Plus Fund	Class A and C
SMH Representation Trust	N/A

The above paragraph shall supersede and take the place of the existing first paragraph for Section 4.2 of the Agreement and Declaration of Trust.

Subsections (a) through (l) of Section 4.2 of the Agreement and Declaration of Trust of Catalyst Funds are hereby incorporated by reference.

Date: March 4, 2011
/s/ David F. Ganley David F. Ganley, Secretary

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